Exhibit 21.1

List of Subsidiaries

Name	State or Country of Organization
AVIC Haas Chemical (Tianjin) Co., Ltd.	China
Fasteq Limited	United Kingdom
Flintbrook Limited	United Kingdom
Haas Chemical Management of Mexico, Inc.	Pennsylvania
Haas Chemical Materials Distribution and Trading Limited Liability Company	Turkey
Haas Corporation of Canada	Pennsylvania
Haas Corporation of China	Pennsylvania
Haas Do Brasil Total Gerenciamento De Productos Quimicos Ltda.	Brazil
Haas FineChem (Shanghai) Co. Ltd.	China
Haas Group Australia Pty Limited	Australia
Haas Group Canada Inc.	Canada
Haas Group, LLC	Delaware
Haas Group International France	France
Haas Group International, LLC	Pennsylvania
Haas Group International Philippines, Inc.	Philippines
Haas Group International SCM Ireland Limited	Ireland
Haas Group International SCM Limited	United Kingdom
Haas Group International Sp. z o.o.	Poland
Haas Holdings, LLC	Delaware
Haas International Corporation	Pennsylvania
Haas of Delaware LLC	Delaware
Haas SCM Srl	Italy
Haas TCM China Holdings Limited	Hong Kong
Haas TCM de Mexico S de RL de CV	Mexico
Haas TCM Group of the UK Limited	United Kingdom
Haas TCM Industries LLC	Delaware
Haas TCM Malaysia SDN. BHD.	Malaysia
Haas TCM of Israel Inc.	Delaware
Haas TCM of Luxembourg 3, SARL	Luxembourg
Haas TCM of Luxembourg 4, SARL	Luxembourg
Interfast USA Holdings Inc.	Delaware
NetMRO, LLC	Florida
RD Taylor & Co. Limited	United Kingdom
Rising Bay Limited	Hong Kong
WA SF Cayman, Ltd	Cayman Islands
Wesco Aircraft Canada Inc.	Canada
Wesco Aircraft Canada, LLC	Delaware
Wesco Aircraft Canada LP	Canada
Wesco Aircraft EMEA, Ltd	United Kingdom
Wesco Aircraft Europe, Ltd	United Kingdom
Wesco Aircraft France SAS	France
Wesco Aircraft Germany GmbH	Germany

Wesco Aircraft Hardware Corp.	California
Wesco Aircraft Hardware Corporation (China)	China
Wesco Aircraft Hardware India Private Limited	India
Wesco Aircraft International Holdings, Ltd	United Kingdom
Wesco Aircraft Italy Srl	Italy
Wesco Aircraft Israel Ltd	Israel
Wesco Aircraft LLC	Oman
Wesco Aircraft Mexico S.A. de C.V.	Mexico
Wesco Aircraft SEA Pte. Ltd.	Singapore
Wesco Aircraft SF, LLC	Delaware
Wesco Aircraft Singapore Pte. Ltd.	Singapore
Wesco LLC 1	Delaware
Wesco LLC 2	Delaware
Wesco 1 LLP	United Kingdom
Wesco 2 LLP	United Kingdom